Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports First Quarter Fiscal Year 2017 Results
Phoenix, January 9, 2017 - Apollo Education Group, Inc. (NASDAQ: APOL) (“Apollo” or the “Company”) today reported financial results for the three months ended November 30, 2016, with first quarter revenue of $484.5 million and diluted earnings per share from continuing operations of $0.04, or $0.14 excluding special items.
“We continue to make steady progress on our transformational plan at University of Phoenix with improvement in both student persistence and enrollment,” said Greg Cappelli, Chief Executive Officer of Apollo Education Group. “This quarter, we also made additional headway in adjusting the organization’s cost base and continued to experience growth at Apollo Global. As we execute on our long-term strategic plan, we are committed to achieving successful student outcomes and ensuring we remain a focused and trusted provider of higher education for working adults.”
First Quarter 2017 Results of Operations
Apollo Education Group reported net revenue for the first quarter 2017 of $484.5 million, compared to $586.0 million for the first quarter 2016. First quarter 2017 University of Phoenix New Degreed Enrollment was 20,200 and Degreed Enrollment was 135,900, compared to New Degreed Enrollment of 24,500 and Degreed Enrollment of 176,900 for the prior year first quarter. Operating income for the first quarter 2017 was $8.4 million, compared to an operating loss of $45.2 million for the first quarter 2016. Income from continuing operations attributable to Apollo Education Group for the first quarter 2017 was $4.1 million, or $0.04 per share, compared to a loss of $57.5 million, or $0.53 per share, for the prior year first quarter.
Excluding special items, income from continuing operations attributable to Apollo Education Group for the first quarter 2017 was $15.3 million, or $0.14 per share, compared to $33.1 million, or $0.31 per share, for the first quarter 2016. Adjusted EBITDA was $52.3 million for the first quarter 2017 compared to $83.1 million for the first quarter 2016. (Special items and Adjusted EBITDA for the respective periods are included in the reconciliation of GAAP to non-GAAP financial information tables of this press release.)
Balance Sheet and Cash Flow
As of November 30, 2016, the Company’s unrestricted cash and cash equivalents and marketable securities (including current and noncurrent) totaled $641.6 million, compared to $680.7 million as of August 31, 2016. The decrease was primarily attributable to $32.4 million of payments on borrowings and $20.9 million of capital expenditures, which was partially offset by $16.5 million of cash provided by operations.
Total debt outstanding (including short-term borrowings and the current portion of long-term debt) was $56.8 million as of November 30, 2016.

Business Outlook
Due to the pending merger transaction announced February 8, 2016, the Company is not providing an updated financial outlook at this time.
Conference Call Information
In light of the pending merger, the Company will not be hosting an investor conference call following the issuance of its fiscal year 2017 first quarter earnings press release.
About Apollo Education Group, Inc.
Apollo Education Group, Inc. is a private education provider serving students since 1973. Through its subsidiaries, Apollo Education Group offers undergraduate, graduate, certificate and nondegree educational programs and services, online and on-campus, principally to working adults in the U.S. and abroad. For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit the Company’s website at www.apollo.edu.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share data)	2016	2015
Net revenue	$484,499	$586,021
Costs and expenses:
Instructional and student advisory	248,753	291,327
Marketing	90,967	93,802
Admissions advisory	26,588	34,188
General and administrative	51,325	67,445
Depreciation and amortization	26,854	27,394
Provision for uncollectible accounts receivable	13,930	15,313
Restructuring and impairment charges	15,365	97,823
Merger, acquisition and other related costs, net	2,313	3,978
Total costs and expenses	476,095	631,270
Operating income (loss)	8,404	(45,249)
Interest income	1,087	919
Interest expense	(1,425)	(1,456)
Other loss, net	(644)	(843)
Income (loss) from continuing operations before income taxes	7,422	(46,629)
Provision for income taxes	(4,223)	(12,239)
Income (loss) from continuing operations	3,199	(58,868)
Loss from discontinued operations, net of tax	—	(3,259)
Net income (loss)	3,199	(62,127)
Net loss attributable to noncontrolling interests	871	1,362
Net income (loss) attributable to Apollo	$4,070	$(60,765)
Earnings income (loss) per share - Basic:
Continuing operations attributable to Apollo	$0.04	$(0.53)
Discontinued operations attributable to Apollo	—	(0.03)
Basic income (loss) per share attributable to Apollo	$0.04	$(0.56)
Earnings income (loss) per share - Diluted:
Continuing operations attributable to Apollo	$0.04	$(0.53)
Discontinued operations attributable to Apollo	—	(0.03)
Diluted income (loss) per share attributable to Apollo	$0.04	$(0.56)
Basic weighted average shares outstanding	109,724	108,446
Diluted weighted average shares outstanding	110,186	108,446

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	November 30, 2016	August 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$517,274	$464,024
Restricted cash and cash equivalents	124,871	142,170
Marketable securities	117,392	197,886
Accounts receivable, net	246,306	224,990
Prepaid taxes	25,058	19,287
Other current assets	50,788	40,368
Total current assets	1,081,689	1,088,725
Marketable securities	6,893	18,758
Property and equipment, net	321,345	332,702
Goodwill	265,692	272,699
Intangible assets, net	179,417	191,146
Deferred taxes	68,703	78,366
Other assets	31,504	30,510
Total assets	$1,955,243	$2,012,906
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$23,530	$55,609
Accounts payable	63,360	59,640
Student deposits	145,018	178,160
Current deferred revenue	234,794	188,092
Accrued and other current liabilities	214,404	233,976
Total current liabilities	681,106	715,477
Long-term debt	33,251	35,186
Deferred taxes	15,479	16,323
Other long-term liabilities	156,488	169,326
Total liabilities	886,324	936,312
Commitments and contingencies
Redeemable noncontrolling interests	5,767	5,860
Shareholders’ equity:
Preferred stock, no par value	—	—
Apollo Class A nonvoting common stock, no par value	103	103
Apollo Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Class A treasury stock, at cost	(3,857,845)	(3,868,341)
Retained earnings	5,018,613	5,024,528
Accumulated other comprehensive loss	(97,933)	(85,957)
Total Apollo shareholders’ equity	1,062,939	1,070,334
Noncontrolling interests	213	400
Total equity	1,063,152	1,070,734
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$1,955,243	$2,012,906

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended November 30,
($ in thousands)	2016	2015
Operating activities:
Net income (loss)	$3,199	$(62,127)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	3,401	9,520
Depreciation and amortization	26,854	27,394
Accelerated depreciation included in restructuring	1,728	2,953
Impairment charges and losses on asset dispositions	266	73,393
Non-cash foreign currency loss, net	483	352
Provision for uncollectible accounts receivable	13,930	15,313
Deferred income taxes	8,708	3
Changes in assets and liabilities:
Restricted cash and cash equivalents	16,673	(10,973)
Accounts receivable	(39,851)	(32,899)
Prepaid taxes	(3,173)	11,612
Other assets	(10,912)	(9,915)
Accounts payable	4,176	(14,690)
Student deposits	(31,587)	(4,880)
Current deferred revenue	50,878	2,087
Accrued and other liabilities	(28,319)	(26,010)
Net cash provided by (used in) operating activities	16,454	(18,867)
Investing activities:
Purchases of property and equipment	(20,872)	(14,456)
Purchases of marketable securities	(8,993)	(109,715)
Maturities of marketable securities	96,562	57,627
Sales of marketable securities	4,009	5,149
Other investing activities	152	(196)
Net cash provided by (used in) investing activities	70,858	(61,591)
Financing activities:
Payments on borrowings	(32,377)	(3,448)
Proceeds from borrowings	—	926
Share repurchases	(997)	(517)
Net cash used in financing activities	(33,374)	(3,039)
Effect of foreign exchange rates on cash and cash equivalents	(688)	(442)
Net increase (decrease) in cash and cash equivalents	53,250	(83,939)
Cash and cash equivalents, beginning of period	464,024	503,705
Cash and cash equivalents, end of period	$517,274	$419,766
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$—	$—
Cash paid for interest	1,455	1,392
Restricted stock units vested and released	2,898	1,430
Credits received for tenant improvements	402	—

Apollo Education Group, Inc. and Subsidiaries
Segment Data and University of Phoenix Operating Metrics
(Unaudited)

	Three Months Ended November 30,
($ in thousands)	2016	2015
Net revenue:
University of Phoenix:
Degree seeking gross revenues(1)	$400,384	$523,590
Less: Discounts and other	(54,823)	(70,468)
Degree seeking net revenues(1)	345,561	453,122
Other revenues	8,733	9,495
Total University of Phoenix	354,294	462,617
Apollo Global	121,246	115,332
Other	8,959	8,072
Net revenue	$484,499	$586,021
Operating income (loss):
University of Phoenix	$32,550	$(17,504)
Apollo Global	(3,643)	(2,335)
Other	(20,503)	(25,410)
Operating income (loss)	$8,404	$(45,249)
(1) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs or certificate programs of at least 18 credits in length with some course applicability into a related degree program.

University of Phoenix Enrollment Data:
(Rounded to the nearest hundred, except per degreed enrollment)	Three Months Ended November 30,
	2016	2015	% Change
Degreed Enrollment(1), (2)	135,900	176,900	(23.2)%
New Degreed Enrollment(3)	20,200	24,500	(17.6)%
Average Degreed Enrollment(4)	139,200	183,800	(24.3)%
Degree seeking net revenues per degreed enrollment	$2,521	$2,561
(1) Represents students enrolled in a degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of an associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) As described in Footnote 1, Degreed Enrollment includes students who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter. The proportion of students included in Degreed Enrollment who have completed their academic work but not yet formally graduated (“academically complete students”) increased beginning in the third quarter of fiscal year 2016 compared to the prior year periods due to changes in the manner in which graduation applications are processed. We estimate that the number of academically complete students reflected in this increase was approximately 2,000 - 3,000 for both the third and fourth quarters of fiscal year 2016, and 500 - 1,500 for the first quarter of fiscal year 2017.

(3) Represents new students and students who have been out of attendance for more than 12 months who enroll in a degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(4) Represents the average of quarterly Degreed Enrollment from the beginning to the end of the respective periods.

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share data)	2016	2015
Net income (loss) attributable to Apollo, as reported	$4,070	$(60,765)
Less: Loss from discontinued operations, net of tax	—	(3,259)
Income (loss) from continuing operations attributable to Apollo	4,070	(57,506)
Special items:
Restructuring and impairment charges(1)	15,365	97,823
Merger, acquisition and other related costs, net	2,313	3,978
Special items before income taxes	17,678	101,801
Less: income tax effects of special items	(6,411)	(11,157)
Special items, net of income taxes	11,267	90,644
Income from continuing operations attributable to Apollo, excluding special items	$15,337	$33,138
Diluted income (loss) per share from continuing operations attributable to Apollo, as reported	$0.04	$(0.53)
Diluted income per share from continuing operations attributable to Apollo, excluding special items	$0.14	$0.31
(1) During the first quarter of fiscal year 2016, we recorded $73.4 million of goodwill impairment charges.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended November 30,
($ in thousands)	2016	2015
Adjusted EBITDA:
University of Phoenix	$53,380	$92,459
Apollo Global	7,743	6,490
Other	(8,831)	(15,846)
Adjusted EBITDA	52,292	83,103
Less: Special items before income taxes (see above table)	17,678	101,801
Less: Depreciation and amortization	26,854	27,394
Less: Interest expense, net of interest income	338	537
Less: Provision for income taxes	4,223	12,239
Plus: Loss from discontinued operations, net of tax	—	(3,259)
Net income (loss), as reported	$3,199	$(62,127)

Use of Non-GAAP Financial Information
The Company’s non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.
“Adjusted EBITDA” is earnings from continuing operations before interest expense and interest income, income taxes, depreciation and amortization, and special items. It is intended to provide an indicator of our operating performance across time periods.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including, without limitation: (i) the timing of the completion of the previously announced pending merger transaction with AP VIII Queso Holdings, L.P. (“Queso”), a subsidiary of funds affiliated with Apollo Management VIII, L.P., which is an affiliate of Apollo Global Management, LLC and Socrates Merger Sub, Inc., a subsidiary of Queso, none of which is, or has ever been, affiliated with Apollo Education Group; (ii) the inability to complete the merger due to the failure to satisfy customary and other conditions to completion of the merger, including receipt of required regulatory approvals; (iii) the risk that regulatory agencies impose restrictions, limitations, costs, divestitures or other conditions in connection with providing regulatory approval of the merger; (iv) the outcome of pending or potential litigation or governmental investigations; (v) disruptions resulting from the proposed merger making it more difficult for Apollo Education Group to maintain relationships with its students, customers, employees, suppliers and strategic partners; (vi) competitive responses to the proposed merger; (vii) unexpected costs, liabilities, charges or expenses resulting from the merger; (viii) the inability to obtain, renew or modify permits in a timely manner, or comply with government regulations; (ix) the impact of the U.S. Department of Education gainful employment regulations on University of Phoenix enrollment and the associated expenses we may incur in connection with any programs rendered ineligible to participate in Title IV programs; (x) the inability to retain key personnel of Apollo Education Group or its subsidiaries; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require Apollo Education Group to pay a termination fee; (xii) unexpected expenses or other challenges in integrating acquired businesses, student, consumer or regulatory impact arising from consummation of such acquisitions, and unexpected changes or developments in the acquired businesses; (xiii) diversion of management’s attention from ongoing business concerns; (xiv) limitations placed on Apollo Education Group’s ability to operate its business by the merger agreement; (xv) the impact of increased competition from traditional public universities and proprietary educational institutions; (xvi) the impact of the initiatives to transform University of Phoenix into a more focused, higher retaining and less complex institution, including the near-term impact on enrollment; (xvii) the impact of Apollo Education Group’s ongoing restructuring and cost-reduction initiatives; (xviii) impacts from actions taken by our regulators that could affect University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. Federal and state student financial aid programs, including the recent requirement that all substantial changes be approved by the U.S. Department of Education in advance; (xix) further delay in University of Phoenix’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs, or any limitations or qualifications imposed in connection with any recertification; (xx) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government deficit reduction proposals, debt ceiling limitations, budget sequestration or otherwise; (xxi) changes in regulation of the U.S. education industry and eligibility of proprietary schools to participate in U.S. Federal student financial aid programs, including without limitation the recently enacted regulations governing discharge of student loans and requirements for state authorization; (xxii) changes in University of Phoenix’s enrollment or student mix; (xxiii) the impact on student enrollments of the announcement of the proposed merger and general economic conditions; (xxiv) the impact of third party claims that Apollo Education Group’s products and services infringe their intellectual property rights; and (xxv) fluctuations in non-U.S. currencies that could impact reported operating results of foreign subsidiaries, including the recent significant fluctuations in the British pound sterling associated with the U.K. referendum to exit the European Union. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2016, filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2016 and other filings with the SEC which are available at www.apollo.edu. The cautionary statements referred to above also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by Apollo Education Group or persons acting on Apollo Education Group’s behalf. Apollo Education Group undertakes no obligation to publicly update or revise any forward-looking statements for any facts, events, or circumstances after the date hereof that may bear upon forward-looking statements. Furthermore, Apollo Education Group cannot guarantee future results, events, levels of activity, performance, or achievements.
Investor Relations Contact:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu
Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu